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[GRAPHIC OMITTED]

                         Houlihan Lokey Howard & Zukin
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                               Financial Advisors
                                  www.hlhz.com






June 24, 2002



The Board of Directors
Carlyle Industries, Inc.

Dear Directors:

We consent to the reference to our firm under the caption Carlyle's financial advisor and the inclusion of our fairness opinion in the registration statement on Form S-4.



New York, NY
June 24, 2002           Houlihan Lokey Howard & Zukin Financial Advisors, Inc.